SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 26, 2005

Date of Report (Date of earliest event reported)

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Consol Plaza

1800 Washington Road

Pittsburgh, Pennsylvania 15241

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:

(412) 831-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 26, 2005, the Board of Directors of CONSOL Energy Inc. (the “Company”) amended the Company’s 1999 Directors Deferred Compensation Plan (the “Plan”) to allow the directors’ earnings under the Plan to be adjusted as measured against the performance of certain authorized investments that the directors may annually designate. Previously, the directors’ accounts were credited based upon an established interest rate calculation. In addition to the foregoing revisions, the Company is authorized to further amend the Plan to comply with Section 409A of the Internal Revenue Code.

The Plan, which was effective on October 25, 1999, was adopted for the purpose of providing supplemental retirement benefits to members of the Company’s Board of Directors and as an inducement for continued service. The Plan permits members of the Board of Directors to defer all or a portion of any Board of Director’s fees, such as the annual retainer, meeting fees or other amounts earned for services performed as a member of the Board. The Plan is an unfunded and unsecured liability of the Company, and benefits will be paid from the Company’s general assets. Accordingly, participants are general unsecured creditors of the Company with respect to the benefits.

A copy of the Plan is included as Exhibit 10.1 to this Form 8-K and incorporated herein by reference. A copy of Amendment No. 1 to the Plan is included as Exhibit 10.2 to this Form 8-K and incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.”

CONSOL Energy Inc. issued a press release announcing its 2005 second quarter results on July 28, 2005. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)

On July 26, 2005, the Board of Directors adopted the Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”), effective immediately upon their adoption, to supersede and replace the existing bylaws of the Company. The modifications to the former bylaws were as a result of a review of such bylaws by the Board of Directors in an attempt to update the former bylaws and to clarify certain former bylaw provisions. Various provisions of the former bylaws were either revised, reworded, reordered, or new provisions were added. These amendments to the former bylaws include, among other items, provisions that: (i) give the Board of Directors exclusive authority to fill vacancies and elect additional directors; (ii) create the offices of Chairman of the Board and Chief Operating Officer, clarify the responsibilities of certain officers of the Company, and clarify the mechanism for removal of officers of the Company, which in some circumstances requires an affirmative vote of a majority of the Board; (iii) allow only the Board to call special meetings of the stockholders; (iv) limit mandatory indemnification to directors and officers only, and provide permitted, instead of mandatory, indemnification to employees and agents acting at the request of the Company; (v) explain the duties of the Finance Committee; (vi) outline procedures for stockholders to take action by written consent; and (vii) provide that the Amended and Restated Bylaws may be altered, amended or repealed at any meeting of the Board of Directors or of the stockholders, so long as proper notice is given. The numbering of the Amended and Restated Bylaws does not conform to the numbering of the previous bylaws of the Company.

The foregoing is merely a summary of the material terms of Amended and Restated Bylaws and does not purport to be complete, and is qualified in its entirety by the Amended and Restated Bylaws. A copy of the Amended and Restated Bylaws is included as Exhibit 3.2 to this Form 8-K and incorporated herein by reference. Also, a copy of the Amended and Restated Bylaws marked to show changes to the former bylaws has been included as Exhibit 3.2.1 to this Form 8-K.

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Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 3.2	Amended and Restated Bylaws of CONSOL Energy Inc.

Exhibit 3.2.1	Amended and Restated Bylaws, marked to show changes to the former bylaws

Exhibit 10.67	1999 CONSOL Energy Inc. Directors Deferred Compensation Plan

Exhibit 10.68	June 2005 Amendment to 1999 CONSOL Energy Inc. Directors Deferred Compensation Plan

Exhibit 99.1	Press release of CONSOL Energy Inc. dated July 28, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/S/ P. JEROME RICHEY
P. Jerome Richey Vice President, General Counsel and Secretary

Dated: August 1, 2005

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Exhibit Index

Exhibit No.	Description

Exhibit 3.2	Amended and Restated Bylaws of CONSOL Energy Inc.

Exhibit 3.2.1	Amended and Restated Bylaws, marked to show changes to the former bylaws

Exhibit 10.67	1999 CONSOL Energy Inc. Directors Deferred Compensation Plan

Exhibit 10.68	June 2005 Amendment to 1999 CONSOL Energy Inc. Directors Deferred Compensation Plan

Exhibit 99.1	Press release of CONSOL Energy Inc. dated July 28, 2005

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